Exhibit 99.1

Vishay Reports Results for Third Quarter 2010

  Revenues for Q3 2010 were $694.4 million
  Consolidated Gross Margin for the quarter over 30% for the first time since 2001
  EPS of $0.47
  Cash from operations YTD was $339.1 million and capital expenditures were $80.1 million

MALVERN, Pa.--(BUSINESS WIRE)--November 2, 2010--Dr. Felix Zandman, Executive Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE:VSH), announced today that revenues for the fiscal quarter ended October 2, 2010 were $694.4 million, compared to $525.3 million for the fiscal quarter ended September 26, 2009. The net earnings attributable to Vishay stockholders for the fiscal quarter ended October 2, 2010 were $89.8 million, or $0.47 per diluted share, compared to $2.3 million, or $0.01 per diluted share for the fiscal quarter ended September 26, 2009.

Revenues for the nine fiscal months ended October 2, 2010 were $2,036.5 million, compared to $1,435.1 million for the nine fiscal months ended September 26, 2009. The net earnings attributable to Vishay stockholders for the nine fiscal months ended October 2, 2010 were $211.9 million, or $1.10 per diluted share, compared to a net loss attributable to Vishay stockholders of $(85.7) million, or $(0.46) per share for the nine fiscal months ended September 26, 2009.

Net earnings (loss) attributable to Vishay stockholders include various items affecting comparability, as listed on the attached reconciliation schedule. There were no such items for the fiscal quarter or nine fiscal months ended October 2, 2010. Adjusted net earnings (loss) per share, which excludes these items, was $0.03 and $(0.15) respectively for the fiscal quarter and nine fiscal months ended September 26, 2009.

On July 6, 2010, Vishay Intertechnology successfully completed the spin-off of Vishay Precision Group, Inc. (“VPG”) to its stockholders as an independent, publicly-traded company. Until July 6, 2010, VPG was part of Vishay Intertechnology and its assets, liabilities, results of operations, and cash flows are included in the amounts reported in the consolidated financial statements through the date of the spin-off, including the fiscal periods ended July 3, 2010, presented on the accompanying tables. Net earnings of VPG, included in the results of Vishay Intertechnology, were $5.8 million for the year-to-date period.

Commenting on the results for the third quarter 2010, Dr. Paul stated, “In the third quarter 2010, based on pre-crisis volume, a favorable pricing environment and continued low fixed costs, Vishay achieved its best performance in 10 years. During the quarter we still experienced supply constraints for MOSFETs as well as for some passive component products. As manufacturing capacities are catching up to demand and lead times are starting to come in, we expect a normalization of the backlog. Most end markets continue to be strong, especially automotive, industrial and fixed telecom with some slow down for computing and consumer. While inventories of our products at distributors increased, so did the sales of our distributors to the end customers. The inventory turns for our products at distribution are still at historically high levels. Our OEM customers are widely optimistic.”

Commenting on the outlook for the fourth quarter 2010 Dr. Paul stated, “Based on our backlog and a lower number of working days, we anticipate revenues of between $650 to $690 million at performance levels close to those of the third quarter.”

Commenting on the Company's spin-off, R&D and acquisition activities, Dr. Felix Zandman, Executive Chairman of the Board and Chief Technical and Business Development Officer, stated, "Effective July 6, 2010, we successfully spun off Vishay Precision Group (NYSE:VPG) as a tax-free dividend to our shareholders. VPG is an independent company and we retain no ownership interest in VPG. The spin-off created value for stockholders of both companies. The increase in market capitalization of both companies combined since the spin-off is in excess of the increase in market capitalization of Vishay’s peer group.”

Dr. Zandman continued, “Our R&D activities progress as planned. We are working closely with our customers to support them with the components required for their new products.”

Dr. Zandman concluded, “In 2010, we expect to have the highest generation of free cash since 2002. We are now well positioned to continue our historically-successful acquisition strategy. We target acquisitions to strengthen and broaden Vishay’s position as a specialty supplier of passive components, and to increase our market share and exploit synergies in our discrete semiconductor product lines.”

Following the spin-off, Vishay Intertechnology retains no ownership interest in VPG; however, Vishay Intertechnology will not restate prior financial statements to present VPG as a “discontinued operation” for US GAAP purposes because of continuing involvement, such as common board members and trademark licenses.

A conference call to discuss third quarter financial results is scheduled for Tuesday, November 2, 2010 at 10:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is #14076961.

There will be a replay of the conference call from 12:00 PM ET on Tuesday, November 2, 2010 through 11:59 PM ET on Sunday, November 7, 2010. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is #14076961.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with generally accepted accounting principles (“GAAP”), including adjusted net earnings (loss) and adjusted net earnings (loss) per share. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Non-GAAP measures such as adjusted net earnings (loss) and adjusted net earnings (loss) per share do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that these measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to an understanding to the Company’s intrinsic operations. These reconciling items are indicated on the accompanying reconciliation schedule and are more fully described in the Company’s financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation and acquisition activity, and the general state of the Company, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the pace and continuation of recovery in the worldwide economy; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates and consummating a transaction on terms which we consider acceptable; and other factors affecting our operations that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended July 3, 2010 filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Fiscal quarters ended
	October 2,	July 3,	September 26,
	2010	2010	2009

Net revenues*	$694,365	$701,655	$525,304
Costs of products sold	475,987	491,062	420,937
Gross profit	218,378	210,593	104,367
Gross margin	31.5%	30.0%	19.9%

Selling, general, and administrative expenses	87,475	109,266	89,667
Restructuring and severance costs	-	-	3,478
Operating income (loss)	130,903	101,327	11,222
Operating margin	18.9%	14.4%	2.1%

Other income (expense):
Interest expense	(2,545)	(2,400)	(2,626)
Other	(4,716)	5,956	327
Total other income (expense) - net	(7,261)	3,556	(2,299)

Income (loss) before taxes	123,642	104,883	8,923

Income taxes	33,490	27,918	6,414

Net earnings (loss)	90,152	76,965	2,509

Less: net earnings attributable to noncontrolling interests	353	306	186

Net earnings (loss) attributable to Vishay stockholders*	$89,799	$76,659	$2,323

Basic earnings (loss) per share attributable to Vishay stockholders	$0.48	$0.41	$0.01

Diluted earnings (loss) per share attributable to Vishay stockholders	$0.47	$0.40	$0.01

Weighted average shares outstanding - basic	186,648	186,667	186,636

Weighted average shares outstanding - diluted	193,062	193,084	186,824

* VPG net revenues included in Vishay Intertechnology, Inc. consolidated results were $52.9 million and $40.1 million for the fiscal quarters ended July 3, 2010 and September 26, 2009, respectively. VPG earnings included in net earnings attributable to Vishay stockholders were $4.0 million and $0.5 million for the fiscal quarters ended July 3, 2010 and September 26, 2009, respectively.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Nine fiscal months ended
	October 2,	September 26,
	2010	2009

Net revenues *	$2,036,480	$1,435,073
Costs of products sold	1,440,496	1,183,908
Gross profit	595,984	251,165
Gross margin	29.3%	17.5%

Selling, general, and administrative expenses	298,629	260,873
Restructuring and severance costs	-	34,501
Settlement agreement gain	-	(28,195)
Executive employment agreement charge	-	57,824
Operating income (loss)	297,355	(73,838)
Operating margin	14.6%	-5.1%

Other income (expense):
Interest expense	(7,379)	(8,277)
Other	1,284	7,700
Total other income (expense) - net	(6,095)	(577)

Income (loss) before taxes	291,260	(74,415)

Income taxes	78,504	10,839

Net earnings (loss)	212,756	(85,254)

Less: net earnings attributable to noncontrolling interests	878	415

Net earnings (loss) attributable to Vishay stockholders *	$211,878	$(85,669)

Basic earnings (loss) per share attributable to Vishay stockholders	$1.14	$(0.46)

Diluted earnings (loss) per share attributable to Vishay stockholders	$1.10	$(0.46)

Weighted average shares outstanding - basic	186,652	186,594

Weighted average shares outstanding - diluted	193,080	186,594

* VPG net revenues included in Vishay Intertechnology, Inc. consolidated results were $101.1 million and $125.1 million for the nine fiscal months ended October 2, 2010 and September 26, 2009, respectively. VPG earnings included in net earnings attributable to Vishay stockholders were $5.8 million and $1.0 million for the nine fiscal months ended October 2, 2010 and September 26, 2009, respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	October 2,	December 31,
	2010	2009
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$745,371	$579,189
Accounts receivable, net	350,355	284,295
Inventories:
Finished goods	105,284	119,723
Work in process	187,099	192,206
Raw materials	133,477	122,940
Total inventories	425,860	434,869

Deferred income taxes	15,720	16,781
Prepaid expenses and other current assets	110,044	92,409
Total current assets	1,647,350	1,407,543

Property and equipment, at cost:
Land	94,080	98,623
Buildings and improvements	485,327	528,438
Machinery and equipment	2,026,527	2,126,226
Construction in progress	56,725	36,193
Allowance for depreciation	(1,760,389)	(1,779,224)
	902,270	1,010,256

Intangible assets, net	119,282	153,623

Other assets	93,325	148,124
Total assets	$2,762,227	$2,719,546

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	October 2,	December 31,
	2010	2009
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$5	$24
Trade accounts payable	135,519	118,216
Payroll and related expenses	115,777	87,566
Other accrued expenses	184,097	162,083
Income taxes	48,233	23,558
Current portion of long-term debt	76,750	16,054
Total current liabilities	560,381	407,501

Long-term debt less current portion	221,792	320,052
Deferred income taxes	11,870	13,062
Deferred grant income	2,916	2,526
Other liabilities	134,227	152,874
Accrued pension and other postretirement costs	278,814	301,930
Total liabilities	1,210,000	1,197,945

Equity:
Vishay stockholders' equity
Common stock	17,229	17,228
Class B convertible common stock	1,435	1,435
Capital in excess of par value	2,319,633	2,317,613
Retained earnings (accumulated deficit)	(889,465)	(922,805)
Accumulated other comprehensive income	98,285	102,975
Total Vishay stockholders' equity	1,547,117	1,516,446
Noncontrolling interests	5,110	5,155
Total equity	1,552,227	1,521,601
Total liabilities and equity	$2,762,227	$2,719,546

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Nine fiscal months ended
	October 2,	September 26,
	2010	2009

Continuing operating activities
Net earnings (loss)	$212,756	$(85,254)
Adjustments to reconcile net earnings (loss) to
net cash provided by continuing operating activities:
Depreciation and amortization	143,789	169,578
(Gain) loss on disposal of property and equipment	176	51
Inventory write-offs for obsolescence	17,022	22,301
Deferred grant income	(426)	(529)
Other	44,081	(8,621)
Changes in operating assets and liabilities, net of effects of businesses acquired or spun-off	(78,265)	81,114
Net cash provided by continuing operating activities	339,133	178,640

Continuing investing activities
Purchase of property and equipment	(80,079)	(26,295)
Proceeds from sale of property and equipment	725	2,231
Purchase of businesses, net of cash acquired or refunded	-	28,195
Proceeds from loans receivable	15,000	-
Other investing activities	(1,355)	300
Net cash (used in) provided by continuing investing activities	(65,709)	4,431

Continuing financing activities
Principal payments on long-term debt and capital lease obligations	(25,998)	(15,058)
Proceeds of long-term debt	-	15,000
Debt issuance costs	(456)	-
Net changes in short-term borrowings	511	(10,702)
Distributions to noncontrolling interests	(757)	(302)
Distribution in connection with spin-off of VPG	(70,600)	-
Net cash used in continuing financing activities	(97,300)	(11,062)
Effect of exchange rate changes on cash and cash equivalents	(9,860)	14,896
Net increase in cash and cash equivalents from continuing activities	166,264	186,905

Net cash used in discontinued operating activities	(82)	(3,187)
Net cash used in discontinued investing activities	-	-
Net cash used in discontinued financing activities	-	-
Net cash used in discontinued operations	(82)	(3,187)

Net increase in cash and cash equivalents	166,182	183,718

Cash and cash equivalents at beginning of period	579,189	324,164
Cash and cash equivalents at end of period	$745,371	$507,882

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings (Loss) Per Share
(Unaudited - In thousands except earnings per share)
	Fiscal quarters ended			Nine fiscal months ended
	October 2,	July 3,	September 26,	October 2,	September 26,
	2010	2010	2009	2010	2009

GAAP net earnings (loss) attributable to Vishay stockholders	$89,799	$76,659	$2,323	$211,878	$(85,669)

Reconciling items affecting operating margin:
Restructuring and severance costs	$-	$-	$3,478	$-	$34,501
Settlement agreement gain	-	-	-	-	(28,195)
Executive employment agreement charge	-	-	-	-	57,824

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$-	$-	$(973)	$-	$(5,737)

Adjusted net earnings (loss)	$89,799	$76,659	$4,828	$211,878	$(27,276)

Adjusted weighted average diluted shares outstanding	193,062	193,084	193,001	193,080	186,594

Adjusted earnings (loss) per diluted share **	$0.47	$0.40	$0.03	$1.10	$(0.15)

** Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

CONTACT:
Vishay Intertechnology, Inc.
Dr. Lior E. Yahalomi
Executive Vice President and Chief Financial Officer
or
Peter G. Henrici
Senior Vice President Corporate Communications
+1-610-644-1300